Exhibit 99

News Release	The Ryland Group, Inc. www.ryland.com

FOR IMMEDIATE RELEASE	CONTACT:	Drew Mackintosh, Vice President

Investor Relations                   (818) 223-7548

RYLAND REPORTS RESULTS FOR THE FIRST QUARTER OF 2010

CALABASAS, Calif. (April 28, 2010) – The Ryland Group, Inc. (NYSE: RYL), today announced results for its first quarter ended March 31, 2010.  Items of note included:

•                  Net loss per diluted share was $0.33 for the quarter ended March 31, 2010, compared to a net loss of $1.76 per diluted share for the same period in 2009.  The Company had pretax charges for inventory and other valuation adjustments and write-offs that totaled $4.6 million;

•                  Housing gross profit margins averaged 13.9 percent, excluding inventory and other valuation adjustments, for the quarter ended March 31, 2010, compared to 14.2 percent for the quarter ended December 31, 2009, and 6.0 percent for the quarter ended March 31, 2009.  Including inventory and other valuation adjustments, housing gross profit margins averaged 12.2 percent for the first quarter of 2010, compared to negative 13.1 percent for the same period in 2009;

•                  New orders decreased 13.4 percent to 1,167 units in the first quarter of 2010 from 1,347 units in the first quarter of 2009 as a result of having 28.9 percent fewer active communities.  The Company sold 2.2 homes per community per month in the first quarter ended March 31, 2010, versus 1.7 homes per community per month for the same period in 2009;

•                  Lots controlled grew over 10 percent sequentially in the first quarter of 2010;

•                  Cash, cash equivalents and marketable securities totaled $820.6 million at March 31, 2010;

•                  Cash flows from operations totaled $17.0 million for the quarter ended March 31, 2010;

•                  Consolidated revenues of $250.8 million for the quarter ended March 31, 2010, represented a decrease of 5.5 percent from the quarter ended March 31, 2009; and

•                  Net debt-to-capital ratio was 4.7 percent at March 31, 2010. (Net debt-to-capital ratio is calculated as debt, net of cash, cash equivalents and marketable securities, divided by the sum of debt and total stockholders’ equity, net of cash, cash equivalents and marketable securities.)

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RYLAND FIRST-QUARTER RESULTS

RESULTS FOR THE FIRST QUARTER OF 2010

For the first quarter ended March 31, 2010, the Company reported a consolidated net loss of $14.3 million, or $0.33 per diluted share, compared to a consolidated net loss of $75.3 million, or $1.76 per diluted share, for the same period in 2009.  For the first quarter ended March 31, 2010, the Company had pretax charges for inventory and other valuation adjustments and write-offs that totaled $4.6 million, compared to $49.4 million for the same period in 2009.

The homebuilding segments reported a pretax loss of $9.4 million during the first quarter of 2010, compared to a pretax loss of $74.4 million for the same period in 2009.  This reduction in loss was primarily due to lower inventory and valuation adjustments and write-offs, higher gross profit margins, and reduced selling, general and administrative expense, partially offset by declines in closings and home prices and higher interest expense.

Homebuilding revenues decreased 6.6 percent to $241.9 million for the first quarter of 2010, compared to $259.0 million for the same period in 2009.  This decline was primarily attributable to fewer closings and lower sales prices.  Closings totaled 984 units for the first quarter ended March 31, 2010, compared to 1,049 units for the same period in the prior year, reflecting a 6.2 percent decrease.  For the quarter ended March 31, 2010, the average closing price of a home declined by 0.8 percent to $245,000 from $247,000 for the same period in 2009.  Homebuilding revenues for the first quarter of 2010 included $1.1 million from land sales, which resulted in net pretax earnings of $623,000, compared to homebuilding revenues for the first quarter of 2009 that included $318,000 from land sales, which resulted in a net pretax loss of $227,000.

New orders of 1,167 units for the quarter ended March 31, 2010, represented a decrease of 13.4 percent, compared to new orders of 1,347 units for the same period in 2009.  The Company sold 2.2 homes per community per month in the first quarter ended March 31, 2010, versus 1.7 homes per community per month for the same period in 2009.  For the first quarter of 2010, new order dollars declined 12.7 percent to $276.1 million from $316.2 million for the first quarter of 2009.  Cancellation rates decreased to 20.7 percent for the first quarter ended March 31, 2010, from 24.1 percent for the same period in the prior year.  Backlog at the end of the first quarter of 2010 rose 3.1 percent to 1,915 units from 1,857 units at March 31, 2009.  At March 31, 2010, the dollar value of the Company’s backlog was $470.3 million, reflecting an increase of 1.2 percent from March 31, 2009.

Housing gross profit margins averaged 13.9 percent, excluding inventory and other valuation adjustments, for the quarter ended March 31, 2010, compared to 14.2 percent for the quarter ended December 31, 2009, and 6.0 percent for the quarter ended March 31, 2009.  The increase in average housing gross profit margins for the first quarter ended March 31, 2010, compared to the first quarter ended March 31, 2009, was primarily due to lower sales discounts and allowances relating to homes closed during the quarter.  Including inventory and other valuation adjustments, housing gross profit margins averaged 12.2 percent for the first quarter of 2010, compared to negative 13.1 percent for the same period in 2009.  Sales incentives and price

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RYLAND FIRST-QUARTER RESULTS

concessions averaged 11.4 percent for the first quarter ended March 31, 2010, compared to 18.0 percent for the same period in 2009.  Selling, general and administrative expense totaled 13.3 percent of homebuilding revenues for the first quarter of 2010, compared to 15.6 percent of homebuilding revenues for the same period in 2009.  This decrease in the selling, general and administrative expense ratio was primarily attributable to cost-saving initiatives and to lower marketing and advertising expenditures per unit, partially offset by a decline in revenues.  Selling, general and administrative expense dollars for the quarter ended March 31, 2010, decreased $8.1 million from the same period in the prior year.  The homebuilding segments recorded $6.8 million of interest expense during the first quarter of 2010, while all interest incurred during the first quarter of 2009 was capitalized due to a higher ratio of debt to inventory-under-development.

Corporate expense was $6.3 million for the first quarter of 2010, compared to $9.1 million for the same period in 2009.  This decrease was primarily due to a $166,000 gain in the market value of retirement plan investments for the first quarter of 2010, compared to a $2.1 million loss for the same period in 2009.

During the first quarter of 2010, the Company provided $17.0 million of cash from operations.  It used $26.8 million of cash for investing activities and provided $3.1 million of cash from financing activities.

For the three months ended March 31, 2010, the financial services segment reported pretax earnings of $472,000, compared to a pretax loss of $1.6 million for the same period in 2009.  This increase was primarily attributable to a rise in net gains, on a per loan basis, due to improved market conditions and to a 4.6 percent rise in closings due to increased capture rates, partially offset by higher loan indemnification expense.

OVERALL EFFECTIVE TAX RATE

For the quarters ended March 31, 2010 and 2009, the Company’s effective tax benefit rate was 0.0 percent due to noncash charges of $5.0 million and $28.7 million, respectively, for the Company’s deferred tax valuation allowance.

SUBSEQUENT EVENT

In April 2010, the Company offered to purchase, in a tender offer and redemption, up to $300.0 million aggregate principal amount of its senior notes due 2012, 2013 and 2015.  In addition, it issued $300.0 million of new 6.6 percent senior notes due May 2020.  The purpose of these transactions was to lengthen the maturities of the Company’s senior notes.  The Company will use the proceeds from the sale of the new notes to purchase existing notes pursuant to the tender offer and redemption, as well as to pay related fees and expenses.

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RYLAND FIRST-QUARTER RESULTS

Headquartered in Southern California, Ryland is one of the nation’s largest homebuilders and a leading mortgage-finance company.  Since its founding in 1967, Ryland has built more than 290,000 homes and financed more than 240,000 mortgages.  The Company currently operates in 15 states and 19 homebuilding divisions across the country and is listed on the New York Stock Exchange under the symbol “RYL.”  For more information, please visit www.ryland.com.

Note:  Certain statements in this press release may be regarded as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and may qualify for the safe harbor provided for in Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company’s expectations and beliefs concerning future events, and no assurance can be given that the future results described in this press release will be achieved. These forward-looking statements can generally be identified by the use of statements that include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “foresee,” “goal,” “intend,” “likely,” “may,” “plan,” “project,” “should,” “target,” “will” or other similar words or phrases. All forward-looking statements contained herein are based upon information available to the Company on the date of this press release. Except as may be required under applicable law, the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. The factors and assumptions upon which any forward-looking statements herein are based are subject to risks and uncertainties which include, among others:

•                  economic changes nationally or in the Company’s local markets, including volatility and increases in interest rates, the impact of government stimulus and tax programs, inflation, changes in consumer demand and confidence levels and the state of the market for homes in general;

•                  instability and uncertainty in the mortgage lending market, including revisions to underwriting standards for borrowers;

•                  the availability and cost of land and the future value of land held or under development;

•                  increased land development costs on projects under development;

•                  shortages of skilled labor or raw materials used in the production of houses;

•                  increased prices for labor, land and raw materials used in the production of houses;

•                  increased competition;

•                  failure to anticipate or react to changing consumer preferences in home design;

•                  increased costs and delays in land development or home construction resulting from adverse weather conditions;

•                  potential delays or increased costs in obtaining necessary permits as a result of changes to laws, regulations, or governmental policies (including those that affect zoning, density, building standards and the environment);

•                  delays in obtaining approvals from applicable regulatory agencies and others in connection with the Company’s communities and land activities;

•                  changes in the Company’s effective tax rate and assumptions and valuations related to its tax accounts;

•                  the risk factors set forth in the Company’s most recent Annual Report on Form 10-K; and

•                  other factors over which the Company has little or no control.

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Five financial-statement pages to follow.

THE RYLAND GROUP, INC. and Subsidiaries

CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

(in thousands, except share data)

	Three months ended March 31,
	2010	2009
REVENUES
Homebuilding	$241,880	$258,967
Financial services	8,888	6,271
TOTAL REVENUES	250,768	265,238

EXPENSES
Cost of sales	212,314	293,036
Selling, general and administrative	32,186	40,300
Financial services	8,416	7,848
Corporate	6,253	9,051
Interest	6,814	-
TOTAL EXPENSES	265,983	350,235

OTHER INCOME
Gain from marketable securities, net	1,155	-
Income (loss) related to early retirement of debt, net	(237)	9,648
TOTAL OTHER INCOME	918	9,648
Loss before taxes	(14,297)	(75,349)
Tax benefit	-	-
NET LOSS	$(14,297)	$(75,349)

NET LOSS PER COMMON SHARE
Basic	$(0.33)	$(1.76)
Diluted	(0.33)	(1.76)

AVERAGE COMMON SHARES
OUTSTANDING
Basic	43,914,130	42,853,399
Diluted	43,914,130	42,853,399

THE RYLAND GROUP, INC. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	March 31,	December 31,
	2010	2009
	(Unaudited)

ASSETS
Cash, cash equivalents and marketable securities
Cash and cash equivalents	$278,522	$285,199
Restricted cash	61,390	71,853
Marketable securities, available-for-sale	480,700	457,854
Total cash, cash equivalents and marketable securities	820,612	814,906
Housing inventories
Homes under construction	356,583	338,909
Land under development and improved lots	287,206	266,286
Inventory held-for-sale	60,476	62,140
Consolidated inventory not owned	90,650	-
Total housing inventories	794,915	667,335
Property, plant and equipment	22,808	21,858
Current taxes receivable, net	-	93,249
Other	102,204	88,105
TOTAL ASSETS	1,740,539	1,685,453

LIABILITIES
Accounts payable	89,354	78,533
Accrued and other liabilities	163,505	168,880
Debt	848,420	856,178
TOTAL LIABILITIES	1,101,279	1,103,591

EQUITY
STOCKHOLDERS’ EQUITY
Preferred stock, $1.00 par value:
Authorized—10,000 shares Series A Junior
Participating Preferred, none outstanding	-	-
Common stock, $1.00 par value:
Authorized—199,990,000 shares
Issued—43,980,410 shares at March 31, 2010
(43,845,455 shares at December 31, 2009)	43,980	43,845
Retained earnings	522,685	534,906
Accumulated other comprehensive income	2,964	3,111
TOTAL STOCKHOLDERS’ EQUITY
FOR THE RYLAND GROUP, INC.	569,629	581,862
NONCONTROLLING INTEREST	69,631	-
TOTAL EQUITY	639,260	581,862
TOTAL LIABILITIES AND EQUITY	$1,740,539	$1,685,453

THE RYLAND GROUP, INC. and Subsidiaries

SEGMENT INFORMATION (Unaudited)

	Three months ended March 31,
	2010	2009
EARNINGS (LOSS) BEFORE TAXES (in thousands)
Homebuilding
North	$(3,079)	$(35,679)
Southeast	(6,652)	(25,798)
Texas	(119)	(2,194)
West	416	(10,698)
Financial services	472	(1,577)
Corporate and unallocated	(5,335)	597
Total	$(14,297)	$(75,349)
NEW ORDERS
Units
North	305	495
Southeast	388	283
Texas	330	394
West	144	175
Total	1,167	1,347
Dollars (in millions)
North	$79	$126
Southeast	82	65
Texas	81	86
West	34	39
Total	$276	$316
CLOSINGS
Units
North	275	329
Southeast	282	278
Texas	266	315
West	161	127
Total	984	1,049
Average closing price (in thousands)
North	$277	$263
Southeast	233	259
Texas	237	223
West	222	234
Total	$245	$247
OUTSTANDING CONTRACTS	March31,
Units	2010	2009
North	550	740
Southeast	587	404
Texas	575	548
West	203	165
Total	1,915	1,857
Dollars (in millions)
North	$149	$200
Southeast	130	100
Texas	145	127
West	46	38
Total	$470	$465
Average price (in thousands)
North	$271	$270
Southeast	222	247
Texas	252	231
West	226	230
Total	$246	$250

THE RYLAND GROUP, INC. and Subsidiaries

FINANCIAL SERVICES SUPPLEMENTAL INFORMATION (Unaudited)

(in thousands, except origination data)

	Three months ended March 31,
RESULTS OF OPERATIONS	2010	2009
REVENUES
Income from origination and sale of mortgage loans, net	$6,922	$4,398
Title, escrow and insurance	1,850	1,740
Interest and other	116	133
TOTAL REVENUES	8,888	6,271
EXPENSES	8,416	7,848
PRETAX EARNINGS (LOSS)	$472	$(1,577)

OPERATIONAL DATA

Retail operations:
Originations (units)	746	713
Ryland Homes originations as a
percentage of total originations	99.9%	100.0%
Ryland Homes origination capture rate	83.6%	75.9%

OTHER CONSOLIDATED SUPPLEMENTAL INFORMATION (Unaudited)
(in thousands)	Three months ended March 31,
	2010	2009
Interest incurred	$14,170	$11,261
Interest capitalized during the period	7,354	11,187
Amortization of capitalized interest included in cost of sales	10,841	8,510
Depreciation and amortization	4,035	7,304

THE RYLAND GROUP, INC. and Subsidiaries

NON-GAAP FINANCIAL DISCLOSURE RECONCILIATION

(in thousands)

	Three months ended March 31,
	2010	2009
HOUSING GROSS MARGINS
HOUSING REVENUES	$240,800	$258,649

HOUSING COST OF SALES
Cost of sales	207,278	243,178
Inventory valuation adjustments and write-offs	4,075	49,313
TOTAL HOUSING COST OF SALES	211,353	292,491

GROSS MARGINS	$29,447	$(33,842)
GROSS MARGIN PERCENTAGE	12.2%	(13.1)%

GROSS MARGINS, excluding inventory valuation adjustments and write-offs	$33,522	$15,471
GROSS MARGIN PERCENTAGE, excluding inventory valuation adjustments and write-offs	13.9%	6.0%

Gross margins on home sales excluding inventory valuation adjustments and write-offs is a non-GAAP financial measure, and is defined by the Company as revenue from home sales less costs of homes sold excluding the Company’s inventory valuation adjustments and write-offs recorded during the period. Management finds this to be a useful measure in evaluating the Company’s performance because it discloses the profit the Company generates on homes it actually delivered during the period, as the inventory valuation adjustments and write-offs relate, in part, to inventory that was not delivered during the period.  It assists the Company’s management in making strategic decisions regarding its construction pace, product mix and product pricing based upon the profitability it generated on homes the Company currently delivers or sells.  The Company believes investors will also find gross margins on home sales excluding inventory valuation adjustments and write-offs to be important and useful because it discloses a profitability measure that can be compared to a prior period without regard to the variability of inventory valuation adjustments and write-offs. In addition, to the extent that the Company’s competitors provide similar information, disclosure of its gross margins on home sales excluding inventory valuation adjustments and write-offs helps readers of the Company’s financial statements compare profits to its competitors with regard to the homes they deliver in the same period.  In addition, because gross margins on home sales is a financial measure that is not calculated in accordance with GAAP, it may not be completely comparable to similarly titled measures of the Company’s competitors due to potential differences in methods of calculation and charges being excluded.